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                                                                    EXHIBIT 31.1

    CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/RULE
          15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


I, Peter Gyenes, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Ascential Software Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A];

4. [Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A]; and

5. [Intentionally omitted since the information to which this paragraph relates is not included in this annual report on Form 10-K/A].


Date:  March 16, 2004                   /s/  Peter Gyenes
                                        -------------------------------

                                        Peter Gyenes
                                        Chief Executive Officer and
                                        Chairman of the Board of Directors
                                        (Principal Executive Officer)